Exhibit 99.2

STOCK PURCHASE AGREEMENT

BY AND BETWEEN

TRANSIT VEHICLE TECHNOLOGY INVESTMENTS, INC.

AND

LITE VISION CORPORATION

JANUARY 15, 2004

TABLE OF CONTENTS

ARTICLE I – DEFINITIONS
1.1	Definitions
ARTICLE II – SALE AND TRANSFER OF SHARES AND RELATED REGISTRATION RIGHTS; CLOSING
2.1	Sale and Transfer of Shares and Related Registration Rights; Purchase Price
2.2	Closing
ARTICLE III – REPRESENTATIONS AND WARRANTIES
3.1	Representations and Warranties of the Seller
	3.1.1	Corporate Organization, Existence, Qualification and Good Standing
	3.1.2	Authority; Authorization and Validity
	3.1.3	No Violations
	3.1.4	No Consents
	3.1.5	Absence of Certain Proceedings
	3.1.6	No Brokers’ or Finders’ Fees
	3.1.7	Disclosure; Reliance
	3.1.8	Ownership of Shares
	3.1.9	No Solicitation or Negotiation
	3.1.10	Compliance with Laws
	3.1.11	Future Transactions
	3.1.12	Disclosure Schedule
3.3	Representations and Warranties of the Buyer
	3.2.1	Corporate Organization, Existence, and Good Standing
	3.2.2	Authority; Authorization and Validity
	3.2.3	No Violations
	3.2.4	No Consents
	3.2.5	Absence of Certain Proceedings
	3.2.6	No Brokers’ or Finders’ Fees
	3.2.7	Disclosure; Reliance
	3.2.8	Securities Matters
	3.2.9	Disclosure Schedule
ARTICLE IV – COVENANTS
4.1	Covenants of the Seller
	4.1.1	Notification
	4.1.2	Commercially Reasonable Efforts
	4.1.4	Notices and Consents
	4.1.7	Reports and Returns
	4.1.8	No Solicitation or Negotiation
4.2	Covenants of the Buyer
	4.2.1	Notification
	4.2.2	Commercially Reasonable Efforts
	4.2.3	Notices and Consents

i

ARTICLE V – CONDITIONS PRECEDENT TO CLOSING
5.1	Conditions Precedent to the Obligations of the Buyer
	5.1.1	Representations and Warranties of the Seller
	5.1.2	Performance by the Seller
	5.1.3	All Consents
	5.1.4	No Orders
	5.1.5	No Proceedings
	5.1.6	Good Standing
	5.1.7	Related Agreements
	5.1.8	Additional Documents
	5.1.9	No Claim Regarding Ownership of the Shares or Sale Proceeds
	5.1.10	No Prohibition
	5.1.11	No Material Adverse Effect
	5.1.12	Opinion of Legal Counsel to the Seller
5.2	Conditions Precedent to the Obligations of the Seller
	5.2.1	Representations and Warranties of the Buyer
	5.2.2	Performance by the Buyer
	5.2.3	All Consents
	5.2.4	No Orders
	5.2.5	Related Agreements
	5.2.6	Additional Documents
	5.2.7	No Prohibition
	5.2.8	No Proceedings
	5.2.9	Material Adverse Effect
ARTICLE VI — CLOSING DELIVERIES
6.1	Deliveries by the Seller
6.2	Deliveries by the Buyer
ARTICLE VII – TERMINATION
7.1	Termination Events
7.2	Effect of Termination
ARTICLE VIII – INDEMNIFICATION AND REMEDIES
8.1	Survival; Right to Indemnification Not Affected by Knowledge
8.2	Indemnification and Payment of Buyer Damages
8.3	Indemnification and Payment of Seller Damages
8.4	Procedure for Indemnification of Third Party Claims
8.5	Procedure for Indemnification of Other Claims
8.6	Indemnification Limits
ARTICLE IX – MISCELLANEOUS
9.1	Fees and Expenses
9.2	Public Announcements
9.3	Notices
9.4	Jurisdiction; Service of Process
9.5	Further Assurances
9.6	Waiver
9.7	Entire Agreement; Modification
9.8	Assignments, Successors, and No Third-Party Rights

9.9	Severability
9.10	Article and Section Headings; Construction
9.11	Time of the Essence
9.12	Governing Law
9.13	Counterparts

APPENDICES AND EXHIBITS

Appendix A	Definitions

Exhibit A	Form of Assignment of Registration Rights
Exhibit B	Form of Mutual Release Agreement
Exhibit C	Registration Rights Agreement
Exhibit 5.1.12	Form of Seller Opinion
Exhibit 6.1(d)	Form of Seller Certificate
Exhibit 6.1(e)(i)	Form of Board Resolutions
Exhibit 6.1(e)(ii)	Form of Certificate of Officer
Exhibit 6.1(f)	Form of Stock Power
Exhibit 6.2(d)	Form of Buyer Certificate

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and effective as of January 15, 2004 by and between Transit Vehicle Technology Investments, Inc., a Texas corporation (the “Buyer”),  and Lite Vision Corporation, a Taiwan company (the “Seller”).

RECITALS

WHEREAS, (a) the Seller owns, beneficially and of record, 500,000 issued and outstanding shares (the “Shares”) of common stock, par value $0.10 per share (“Common Stock”), of Digital Recorders, Inc., a North Carolina corporation (the “Company”), (b) the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, all of the Shares pursuant to and in accordance with this Agreement all with the effect that, immediately after the Closing, the Buyer shall own, beneficially and of record, all of the Shares, and (c) the parties hereto are entering into this Agreement to provide for the Contemplated Transactions (defined herein) and make certain representations, warranties, and covenants and prescribe certain conditions as to the Contemplated Transactions;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the agreements, representations, warranties, and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1           Definitions.  Any and all capitalized terms used herein and not otherwise defined herein shall have the meaning(s) assigned to such term(s) in Appendix A (Definitions) hereto which is incorporated herein by reference.

ARTICLE II

SALE AND TRANSFER OF SHARES AND RELATED REGISTRATION RIGHTS; CLOSING

2.1           Sale and Transfer of Shares and Related Registration Rights; Purchase Price.  At the Closing, the Seller shall sell, assign, transfer, and convey (a) all of the Shares to the Buyer and the Buyer shall purchase all of the Shares from the Seller and (b) any and all rights (including, without limitation, any registration rights), title, and interests of the Seller in, to, and under any and all agreements owned and/or held by the Seller and related to the Shares, including, without limitation, the Registration Rights Agreement, to the Buyer, for $250,000 (the “Purchase Price”) and pursuant to and in accordance with the provisions of this Agreement.  On the Closing Date, the Purchase Price shall be payable by the Buyer to the Seller by wire transfer to an account specified in writing by the Seller at least one (1) Business Day prior to the Closing Date.

2.2           Closing.  Unless this Agreement is terminated pursuant to Article VII and subject to satisfaction or, if permissible, waiver of the conditions set forth in Article V, the Closing shall take place at the offices of Lee and Li, located at 7th.F1, 201 Tun Hua N. Road Taipei 105, Taiwan, R.O.C. (TEL. 886-2-27153300; FAX. 886-2-27133966), at 9:00 A.M. (Taipei time) on January 16, 2004, or on such other date and at such other place and time as the parties hereto may agree in writing (provided further, that, if the Closing does not take place on January 16, 2004 and the parties hereto have not agreed in writing on another date, place, and time for the Closing, the Closing shall take place as soon as commercially practicable (and in any event within two (2) Business Days) after the day on which the last of the conditions set forth in Article V is satisfied (other than the deliveries to be made at the Closing)); provided, however, that, except for and to the extent of the provisions of Article VII, a failure to consummate the Contemplated Transactions on the date and at the place and time contemplated by this Section 2.2 shall not result in the termination of this Agreement and shall not relieve any party hereto of any obligation of such party under this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Seller.  To induce the Buyer to enter into this Agreement and the Related Agreements to which the Buyer is a party, if any, and to consummate the Contemplated Transactions, the Seller hereby represents and warrants to the Buyer as follows (each such representation and warranty being qualified in its entirety by the disclosures set forth in the disclosure schedule of the Seller (the “Seller Disclosure Schedule”), if any):

3.1.1        Corporate Organization, Existence, Qualification, and Good Standing.  The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of incorporation of the Seller (as set forth in the Seller Disclosure Schedule).

3.1.2        Authority; Authorization and Validity.  The Seller has full right, power, and authority to (a) consummate, enter into, execute, deliver, and perform this Agreement, the Related Agreements to which the Seller is a party, if any, the Seller Certificate, the Board Resolutions, the Certificate of Officer, and any other document or instrument executed and delivered by the Seller pursuant to Section 6.1 (each, a “Seller Document” and, collectively, the “Seller Documents”) and (b) consummate and perform the Contemplated Transactions and the obligations of the Seller under this Agreement and the other Seller Documents.  This Agreement has been duly authorized, executed, and delivered by the Seller and, assuming due execution and delivery by, and enforceability against, the Buyer, constitutes the legal, valid, and binding obligation of the Seller enforceable against the Seller in accordance with the provisions of this Agreement, except as such enforcement may be limited by any Equitable Defense.  When the Seller Documents called for by this Agreement to be executed and delivered by the Seller at the Closing are executed and delivered, each Seller Document shall have been duly authorized, executed, and delivered by the Seller and, assuming due execution and delivery by, and enforceability against, any other party thereto, constitute the legal, valid, and binding obligation of the Seller enforceable against the Seller in accordance with the provisions of such Seller Document, except as such enforcement may be limited by any Equitable Defense.

3.1.3        No Violations.  The execution, delivery, and performance of this Agreement and the other Seller Documents and the consummation and performance of the Contemplated Transactions by the Seller shall not, directly or indirectly (with or without notice and/or passage of time) in whole or in part, (a) constitute or result in a default under or breach or violation of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract or Legal Requirement by or to which the Seller is a party or subject or give any Person a right to challenge any Contemplated Transaction, (b) result in the creation of any Lien on any property or asset owned or used by the Seller, or (c) permit any Governmental Authority to impose any restriction or limitation of any kind, character, or nature whatsoever on the Seller or any property or asset owned or used by the Seller.

3.1.4        No Consents.  The Seller is not and shall not be required to give any notice to, make any designation, declaration, or filing with, or obtain any Consent from any Person prior to, in connection with, or as a result of, the execution, delivery, or performance by the Seller of this Agreement or any other Seller Document to which the Seller is a party or the consummation and performance by the Seller of any Contemplated Transaction.  The Seller Disclosure Schedule sets forth all Consents required in connection with, or as a result of, the valid execution, delivery, or performance by the Seller of this Agreement or any other Seller Document to which the Seller is a party or the consummation and performance by the Seller of any Contemplated Transaction (collectively, the “Seller Consents”).

3.1.5        Absence of Certain Proceedings.  There is no Proceeding pending, or to the Knowledge of the Seller, Threatened, by or against the Seller or by or to which the Seller or any property, asset, security, or business of the Seller is a party or may be bound, subject, or affected, that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any Contemplated Transaction and no fact(s) is or are Known to the Seller that is or are reasonably likely to give rise to any such Proceeding.  The Seller is not subject to any Order that relates to the Shares.

3.1.6        No Brokers’ or Finders’ Fees.  The Seller has not incurred or shall not incur any obligation or liability, contingent or otherwise, for any brokerage or agents’ or finders’ fees or commissions or other similar payment in connection with or as a result of this Agreement.

3.1.7        Disclosure; Reliance.

(a)           No representation or warranty of the Seller in this Agreement or any other Seller Document contains any untrue statement of, or omits to state, a material fact necessary in order to make a statement made herein or therein, in light of the circumstances under which such statement was made, not misleading.  No notice given by the Seller pursuant to Section 4.1.1 shall contain any untrue statement of, or omit to state, a material fact necessary in order to make a statement made therein or herein, in light of the circumstances under which such statement was made, not misleading.

(b)           With respect to this Agreement, the Related Agreements, and the Contemplated Transactions, no representation or warranty has been made by the Buyer or the Company or any Representative of the Buyer or the Company concerning the business of the Buyer or the Company other than the representations and warranties of the Buyer set forth in this Agreement and the Seller is not relying upon any representation or warranty or other information not set forth in or contemplated by this Agreement.  The Seller is not prompted to sell the Shares by any information concerning the Company that is not set forth or incorporated by reference in a Registration Statement, Prospectus, or other securities filing of the Company.

3.1.8        Ownership of Shares.  The Seller is, and shall be at the Closing Date, the lawful, record, and beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) and holder of the Shares, free and clear of all Encumbrances (except for the Permitted Liens), and the delivery of such Shares to the Buyer pursuant to this Agreement shall transfer to the Buyer valid title thereto, free and clear of all Encumbrances.  No legend or other reference to any purported Encumbrance shall appear upon any certificate representing the Shares except as required by the Securities Act or any applicable state law.  The Shares have been duly authorized and validly issued in accordance and compliance with all applicable Legal Requirements and are fully paid and nonassessable.  There are no voting trusts or other voting agreements, proxies, or other agreements or arrangements with respect to any Share(s) except as contemplated by this Agreement.  There are no securities, options, warrants, subscriptions, rights, calls, commitments, plans, contracts, or other agreements of any kind, character, or nature granted or issued by the Seller that (a) provide for the purchase, issuance, transfer, pledge, or hypothecation of any Share(s) or (b) are convertible into or exchangeable or exercisable for any Share(s) (each, a “Seller Right” and, collectively, the “Seller Rights”) except as contemplated by this Agreement.

3.1.9        No Solicitation or Negotiation.  The Seller has not made any agreement to sell the Shares to another Person and the Seller is not currently engaged in negotiations or discussions concerning any other sale of the Shares to or with another Person (except for the Permitted Transactions).

3.1.10      Compliance with Laws.  The Seller has filed all returns, reports, and other documents and furnished all information required or requested by any Governmental Authority with respect to the Shares and all such returns, reports, documents, and information were true, accurate, and complete in all material respects as of the date thereof.  The Seller has not taken nor shall take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.  The Seller does not engage in the business of acting as an underwriter in the distribution of securities.  Seller acquired the Shares in the Ordinary Course of Business in connection with the settlement of indebtedness, and Seller has no agreement, arrangement, or understanding with the Company or any other Person to participate in a distribution of the Shares.

3.1.11      Future Transactions.  The Seller expressly understands, acknowledges, and agrees that, from and after the Closing Date, the Buyer shall be entitled to and may, without the consent of the Seller, enter into any transaction(s) with the any other party in connection with and/or relating to the purchase or sale of the Shares at any time, without notice to, or the Knowledge of, the Seller, at any price (whether or not higher or lower than the consideration received by the Seller for the Shares pursuant to this Agreement) and/or for any consideration that the Buyer and/or such other party or parties may deem appropriate in the sole and absolute discretion of the Buyer and/or such other party or parties.  The Seller shall not have any rights or remedies in connection with any purchase or sale of the Shares consummated after the Closing Date.

3.1.12      Disclosure Schedule.  The disclosure of any fact(s) or item(s) in the Seller Disclosure Schedule relevant to any Section of this Section 3.1 shall, should the existence of such fact or item or its contents be relevant to any other Section(s) of this Section 3.1, be deemed to be disclosed with respect to such other Section(s) whether or not the Seller Disclosure Schedule includes an explicit cross reference to such other Section(s) and whether or not such other Section(s) contemplate the Seller Disclosure Schedule.  The disclosure of any fact or item in the Seller Disclosure Schedule shall not be deemed an admission as to whether such fact or item is “material” or may constitute, produce, or result in a Material Adverse Effect on any party.

3.2           Representations and Warranties of the Buyer.  To induce the Seller to enter into this Agreement and the Related Agreements to which the Seller is a party, if any, and consummate the Contemplated Transactions, the Buyer hereby represents and warrants to the Seller as follows (each such representation and warranty being qualified in its entirety by the disclosures set forth in the disclosure schedule of the Buyer (the “Buyer Disclosure Schedule”), if any):

3.2.1        Corporate Organization, Existence, and Good Standing.  The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas.

3.2.2        Authority; Authorization and Validity.  The Buyer has full right, power, and authority to (a) consummate, enter into, execute, deliver, and perform this Agreement, the Related Agreements to which the Buyer is a party, if any, the Buyer Certificate, and any other document or instrument executed and delivered by the Buyer pursuant to Section 6.2 (each, a “Buyer Document” and, collectively, the “Buyer Documents”) and (b) consummate and perform the Contemplated Transactions and the obligations of the Buyer under this Agreement and the other Buyer Documents.  This Agreement has been duly authorized, executed, and delivered by the Buyer and, assuming due execution and delivery by, and enforceability against, the Seller, constitutes the legal, valid, and binding obligation of the Buyer enforceable against the Buyer in accordance with the provisions of this Agreement, except as such enforcement may be limited by any Equitable Defense.  When the Buyer Documents called for by this Agreement to be executed and delivered by the Buyer at the Closing are executed and delivered, each Buyer Document shall have been duly authorized, executed, and delivered by the Buyer and, assuming due execution and delivery by, and enforceability against, any other party thereto, constitute the legal, valid, and binding obligation of the Buyer enforceable against the Buyer in accordance with the provisions of such Buyer Document, except as such enforcement may be limited by any Equitable Defense.

3.2.3        No Violations.  The execution, delivery, and performance of this Agreement and the other Buyer Documents and the consummation and performance of the Contemplated Transactions by the Buyer shall not, directly or indirectly (with or without notice and/or passage of time) in whole or in part, (a) constitute or result in a default under or breach or violation of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract or Legal Requirement by or to which the Buyer is a party or subject or give any Person a right to challenge any Contemplated Transaction, (b) result in the creation of any Lien on any property or asset owned or used by the Buyer, or (c) permit any Governmental Authority to impose any restriction or limitation of any kind, character, or nature whatsoever on the Buyer or any property or asset owned or used by the Buyer.

3.2.4        No Consents.  The Buyer is not and shall not be required to give any notice to, make any designation, declaration, or filing with, or obtain any Consent from any Person prior to, in connection with, or as a result of, the execution, delivery, and/or performance by the Buyer of this Agreement and/or the other Buyer Documents or the consummation and performance by the Buyer of the Contemplated Transactions.  The Buyer Disclosure Schedule sets forth all Consents of third Persons required in connection with, or as a result of, the valid execution, delivery, or performance by the Buyer of this Agreement and the other Buyer Documents or the consummation and performance by the Buyer of the Contemplated Transactions (collectively, the “Buyer Consents”).

3.2.5        Absence of Certain Proceedings.  There is no Proceeding pending, or to the Knowledge of the Buyer, Threatened, by or against the Buyer or by or to which the Buyer or any property, asset, security, or business of the Buyer is a party or may be bound, subject, or affected, that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any Contemplated Transaction and no fact(s) is or are Known to the Buyer which is or are reasonably likely to give rise to any such Proceeding.

3.2.6        No Brokers’ or Finders’ Fees.  Neither the Buyer nor any Representative or Affiliate of the Buyer has incurred or shall incur any obligation or liability, contingent or otherwise, for any brokerage or agents’ or finders’ fees or commissions or other similar payment in connection with or as a result of this Agreement.

3.2.7        Disclosure; Reliance.

(a)           No representation or warranty of the Buyer in this Agreement or any Buyer Document contains any untrue statement of, or omits to state, a material fact necessary in order to make a statement made herein or therein, in light of the circumstances under which such statement was made, not misleading.  No notice given by the Buyer pursuant to Section 4.2.1 shall contain any untrue statement of, or omit to state, a material fact necessary in order to make a statement made therein or herein, in light of the circumstances under which such statement was made, not misleading.

(b)           With respect to this Agreement, the Related Agreements, and the Contemplated Transactions, no representation or warranty has been made by the Seller or any Representative of the Seller concerning the business of the Seller other than the representations and warranties of the Seller set forth in this Agreement and the Buyer is not relying upon any representation or warranty or other information not set forth in or contemplated by this Agreement.

3.2.8        Securities Matters.  The Buyer is an Accredited Investor.

3.2.9        Disclosure Schedule.  The disclosure of any fact(s) or item(s) in the Buyer Disclosure Schedule relevant to any Section of this Section 3.2 shall, should the existence of such fact or item or its contents be relevant to any other Section(s) of this Section 3.2, be deemed to be disclosed with respect to such other Section(s) whether or not the Buyer Disclosure Schedule includes an explicit cross reference to such other Section(s) and whether or not such other Section(s) contemplate the Buyer Disclosure Schedule.  The disclosure of any fact or item in the Buyer Disclosure Schedule shall not be deemed an admission as to whether such fact or item is “material” or may constitute, produce, or result in a Material Adverse Effect on any party.

ARTICLE IV

COVENANTS

4.1           Covenants of the Seller.  To induce the Buyer to enter into this Agreement and the Related Agreements and consummate the Contemplated Transactions, and without limiting any agreement, representation, warranty, or covenant made elsewhere in this Agreement, the Seller agrees that between the date of this Agreement and the earlier of the Closing or the termination of this Agreement pursuant to Article VII, except as otherwise consented to by the Buyer or as otherwise contemplated by this Agreement, including, without limitation, by the Permitted Transactions, as follows:

4.1.1        Notification.  The Seller shall promptly notify the Buyer in writing if the Seller has Knowledge of any fact or condition that causes or constitutes a Breach of any representation and warranty of the Seller as of the date of this Agreement or if the Seller has Knowledge of the occurrence, after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any representation or warranty of the Seller had such representation or warranty been made as of the time of occurrence or awareness of such fact or condition.  The Seller shall promptly notify the Buyer of the occurrence of any Breach of any covenant of the Seller in this Section 4.1 or of the occurrence of any event that would reasonably be expected to make the satisfaction of any condition in Section 5.1 impossible or unlikely.

4.1.2        Commercially Reasonable Efforts.  The Seller shall use Commercially Reasonable Efforts to cause this Agreement and the Related Agreements and the Contemplated Transactions to which the Seller is a party to be consummated and effective and the conditions in Sections 5.1 and 5.2 to be satisfied, in each case, as contemplated by this Agreement.

4.1.4        Notices and Consents.  The Seller shall give any notice(s) to any Person(s) that may be necessary or appropriate in connection with this Agreement, the Related Agreements, or the

Contemplated Transactions and use Commercially Reasonable Efforts to obtain all Consents necessary for the consummation by the Seller of this Agreement, the Related Agreements, and the Contemplated Transactions.

4.1.7        Reports and Returns.  Both parties agree that the Seller bears the Taxes and other quasi-governmental charges levied by Taiwan Authorities derived from this transaction only.

4.1.8        No Solicitation or Negotiation.  Except for the Permitted Transactions, the Seller shall not directly or indirectly, solicit, discuss, negotiate, initiate, agree to the sale, transfer, pledge, hypothecation, or disposition of any Share(s), except to the Buyer, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than the Buyer) relating to any transaction involving a sale or other transfer or disposition of any Share(s), except to the Buyer.  Nothing in this Section 4.1.8 shall permit the Seller to terminate this Agreement (except as specifically provided in Article VIII) or affect any other obligation of the Seller under this Agreement.

4.2           Covenants of the Buyer.  To induce the Seller to enter into this Agreement and the Related Agreements and consummate the Contemplated Transactions, and without limiting any agreement, representation, warranty, or covenant made elsewhere in this Agreement, the Buyer agrees that between the date of this Agreement and the earlier of the Closing or the termination of this Agreement pursuant to Article VII, except as otherwise consented to by the Seller or as otherwise contemplated by this Agreement, including, without limitation, by the Permitted Transactions, as follows:

4.2.1        Notification.  The Buyer shall promptly notify the Seller in writing if the Buyer has Knowledge of any fact or condition that causes or constitutes a Breach of any representation and warranty of the Buyer as of the date of this Agreement or if the Buyer has Knowledge of the occurrence, after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any representation or warranty of the Buyer had such representation or warranty been made as of the time of occurrence or awareness of such fact or condition.  The Buyer shall promptly notify the Seller of the occurrence of any Breach of any covenant of the Buyer in this Section 4.2 or of the occurrence of any event that would reasonably be expected to make the satisfaction of any condition in Section 5.1 or 5.2 impossible or unlikely.

4.2.2        Commercially Reasonable Efforts.  The Buyer shall use Commercially Reasonable Efforts to cause this Agreement and the Related Agreements and the Contemplated Transactions to which the Buyer is a party to be consummated and effective and the conditions in Sections 5.1 (except for the conditions set forth in Section 5.1.1) and 5.2 to be satisfied, in each case, as contemplated by this Agreement.

4.2.3        Notices and Consents.  The Buyer shall give any notice(s) to any Person(s) that may be necessary or appropriate in connection with this Agreement, the Related Agreements, or the Contemplated Transactions and use Commercially Reasonable Efforts to obtain all Consents necessary for the consummation by the Buyer of this Agreement, the Related Agreements, and the Contemplated Transactions.

ARTICLE V

CONDITIONS PRECEDENT TO CLOSING

5.1           Conditions Precedent to the Obligations of the Buyer.  The obligations of the Buyer under this Agreement shall be subject to the fulfillment and satisfaction of each and all of the following conditions at or prior to Closing (unless an earlier or later date and/or time is specified in this Agreement, in which case on or before such earlier or later date and/or time), each of which is individually hereby deemed material, and any one or more of which may be waived in writing by the Buyer:

5.1.1        Representations and Warranties of the Seller.  The representations and warranties of the Seller (considered jointly and severally) in this Agreement shall have been true, accurate, and complete in all material respects on and as of the date of this Agreement, and (except for changes contemplated by this Agreement and except to the extent any such representation and warranty speaks of an earlier and/or later date and/or time, in which case such representation or warranty shall have been true, accurate, and complete in all material respects as of such earlier and/or later date and/or time) shall be true, accurate, and complete in all material respects on and as of the Closing Date to the same extent and with the same effect as if made on and as of the Closing Date.

5.1.2        Performance by the Seller.  The Seller shall have fully performed and complied with and satisfied the agreements, covenants, and conditions required by this Agreement to be performed or complied with or satisfied by the Seller (considered jointly and severally) on or before the Closing (unless an earlier and/or later date and/or time is specified in this Agreement, in which case on or before such earlier and/or later date and/or time) in all material respects, including, without limitation, the execution and delivery by the Seller of all items required of the Seller by Article VI.

5.1.3        All Consents.  There shall have been duly and validly obtained all Consents, including, without limitation, the Seller Consents and the Buyer Consents, required in connection with this Agreement, the Related Agreements, and the Contemplated Transactions, and all such Consents shall be in full force and effect as of the Closing.

5.1.4        No Orders.  On the Closing Date, there shall be no effective Order of any kind, character, or nature whatsoever entered, issued, made, or rendered by any Governmental Authority directing that any Contemplated Transaction not be consummated as herein provided, or awarding damages or any other remedy to any Person with respect to any of the Contemplated Transactions.

5.1.5        No Proceedings.  Since the date of this Agreement, there shall not have been commenced against the Seller or the Buyer, or against any Person affiliated with the Seller or the Buyer, any material Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any Contemplated Transaction.

5.1.6        Good Standing.  The Seller shall have furnished to the Buyer, at or prior to the Closing, certificates of the appropriate Governmental Authority, dated within thirty (30) days of the Closing Date, certifying that the Seller is in good standing and is duly qualified to conduct business in the jurisdiction of incorporation of the Seller.

5.1.7        Related Agreements.  All parties to the Related Agreements (other than the Buyer) shall have executed and delivered the Related Agreements to the Buyer.

5.1.8        Additional Documents.  Each of such documents as the Buyer may reasonably request to carry out the intents and purposes of this Agreement shall have been delivered to the Buyer, including, without limitation, documents (a) evidencing the accuracy in all material respects of any representation and warranty of the Seller, (b) evidencing the performance in all material respects by the Seller of, or the compliance in all material respects by the Seller with, any covenant or obligation required to be performed or complied with by the Seller, (c) evidencing the satisfaction of any condition referred to in this Section 5.1, or (d) otherwise facilitating the consummation or performance of the Contemplated Transactions.

5.1.9        No Claim Regarding Ownership of the Shares or Sale Proceeds.  There shall not have been any claim pending or Threatened by any Person claiming that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of any Shares or any other voting, equity, or ownership interest in the Shares or (b) is entitled to all or any portion of the Purchase Price payable by the Buyer to the Seller for the Shares.

5.1.10      No Prohibition.  Neither the consummation nor the performance of any of the Contemplated Transactions shall, directly or indirectly (with or without notice or lapse of time), contravene, or conflict with, or result in a violation of, or cause the Buyer or any Person affiliated with the Buyer to suffer any adverse consequence under, (a) any applicable Legal Requirement or Order or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Authority.

5.1.11      No Material Adverse Effect.  Between the date of this Agreement and the Closing Date, there shall not have occurred any Material Adverse Effect with respect to the Seller.

5.1.12      Opinion of Legal Counsel to the Seller.  The Seller shall have delivered to the Buyer at the Closing the opinion of qualified legal counsel to the Seller, which shall be dated as of the Closing Date and addressed to the Buyer in substantially the form attached hereto as Exhibit 5.1.12 (the “Seller Opinion”).

5.2           Conditions Precedent to the Obligations of the Seller.  The obligations of the Seller under this Agreement shall be subject to the fulfillment and satisfaction of each and all of the following conditions at or prior to Closing (unless an earlier or later date and/or time is specified in this Agreement, in which case on or before such earlier or later date and/or time), each of which is individually hereby deemed material, and any one or more of which may be waived in writing by the Seller:

5.2.1        Representations and Warranties of the Buyer.  The representations and warranties of the Buyer (considered jointly and severally) in this Agreement shall have been true, accurate, and complete in all material respects on and as of the date of this Agreement, and (except for changes contemplated by this Agreement and except to the extent any such representation and warranty speaks of an earlier and/or later date and/or time, in which case such representation or warranty shall have been true, accurate, and complete in all material respects as of such earlier and/or later date and/or time) shall be true, accurate, and complete in all material respects on and as of the Closing Date to the same extent and with the same effect as if made on and as of the Closing Date.

5.2.2        Performance by the Buyer.  The Buyer shall have fully performed and complied with and satisfied the agreements, covenants, and conditions required by this Agreement to be performed or complied with or satisfied by the Buyer (considered jointly and severally) on or before the Closing (unless an earlier and/or later date and/or time is specified in this Agreement, in which case on or before such earlier and/or later date and/or time) in all material respects, including, without limitation, the execution and delivery by the Buyer of all items required of the Buyer by Article VI.

5.2.3        All Consents.  There shall have been duly and validly obtained all Consents, including, without limitation, the Seller Consents and the Buyer Consents, required in connection with this Agreement, the Related Agreements, and the Contemplated Transactions, and all such Consents shall be in full force and effect as of the Closing.

5.2.4        No Orders.  On the Closing Date, there shall be no effective Order of any kind, character, or nature whatsoever entered, issued, made, or rendered by any Governmental Authority directing that any Contemplated Transaction not be consummated as herein provided, or awarding damages or any other remedy to any Person with respect to any Contemplated Transaction.

5.2.5        Related Agreements.  All parties to the Related Agreements (other than the Seller) shall have executed and delivered the Related Agreements to the Seller.

5.2.6        Additional Documents.  Each of such documents as the Seller may reasonably request to carry out the intents and purposes of this Agreement shall have been delivered to the Seller, including, without limitation, documents (a) evidencing the accuracy in all material respects of any representation and warranty of the Buyer, (b) evidencing the performance in all material respects by the Buyer of, or the compliance in all material respects by the Buyer with, any covenant or obligation required to be performed or complied with by the Buyer, (c) evidencing the satisfaction of any condition referred to in this Section 5.2, or (d) otherwise facilitating the consummation or performance of the Contemplated Transactions.

5.2.7        No Prohibition.  Neither the consummation nor the performance of any of the Contemplated Transactions shall, directly or indirectly (with or without notice or lapse of time), contravene, or conflict with, or result in a violation of, or cause the Seller or any Person affiliated with the Seller to suffer any adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Authority.

5.2.8        No Proceedings.  Since the date of this Agreement, there shall not have been commenced against the Seller or the Buyer, or against any Person affiliated with the Seller or the Buyer, any material Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any Contemplated Transaction.

5.2.9        Material Adverse Effect.  Between the date of this Agreement and the Closing Date, there shall not have occurred any Material Adverse Effect with respect to the Buyer.

ARTICLE VI

CLOSING DELIVERIES

At the Closing, the following shall occur as a single integrated transaction:

6.1           Deliveries by the Seller.  At the Closing, the Seller shall deliver, or cause to be delivered, to the Buyer the following duly executed and/or certified, as appropriate, and otherwise effective items:

(a)           this Agreement;

(b)           the Related Agreements to which the Seller is a party, if any;

(c)           the Seller Consents, if any;

(d)           a certificate in substantially the form attached hereto as Exhibit 6.1(d) (the “Seller Certificate”) duly executed by the Seller representing, warranting, and certifying to the Buyer that, except as otherwise stated in the Seller Certificate, each representation and warranty of the Seller in this Agreement was true, accurate, and complete in all material respects on and as of the date of this Agreement and is true, accurate, and complete in all material respects on and as of the Closing Date to the same extent and with the same effect as if made on and as of the Closing Date (except for changes contemplated by this Agreement and except to the extent any such representation and warranty speaks of an earlier and/or later date and/or time, in which case such representation or warranty shall have been true, accurate, and complete in all material respects as of such earlier and/or later date and/or time);

(e)           copies, certified or otherwise identified to the reasonable satisfaction of the Buyer, of all documents and items that the Buyer shall reasonably request, if any, to carry out the intents and purposes of this Agreement, including, without limitation, (i) a unanimous written consent (or minutes) of the board of directors (including, without limitation, the disinterested directors) (or similar body) of the Seller, in substantially the form attached hereto as Exhibit 6.1(e)(i), dated on or before the date hereof approving, authorizing, and adopting this Agreement, the Related Agreements, and the Contemplated Transactions (the “Board Resolutions”) and (ii) a certificate in substantially the form attached hereto as Exhibit 6.1(e)(ii) (the “Certificate of Officer”) duly executed by the appropriate officer(s) of the Seller representing, warranting, and certifying certain facts and other information to the Buyer;

(f)            any and all certificate(s) representing and evidencing the Shares (each, a “Stock Certificate,” and, collectively, the “Stock Certificates”) duly endorsed or accompanied by a duly executed stock power and assignment in substantially the form attached hereto as Exhibit 6.1(f) (the “Stock Power”) as necessary to effectuate the transfer of the Shares by the Seller to the Buyer; provided, however, that, if any Stock Certificate(s) shall have been lost or destroyed, the Seller shall be entitled to receive the consideration for the Share(s) represented by such lost or destroyed Stock Certificate(s) if the Seller provides the Buyer with a lost certificate affidavit and indemnification acceptable to the Buyer at or before the Closing;

(g)           the good standing and tax certificates and qualifications required by Section 5.1.6; and

(h)           the Seller Opinion.

6.2           Deliveries by the Buyer.  At the Closing, the Buyer shall deliver, or cause to be delivered, to the Seller the following duly executed and/or certified, as appropriate, and otherwise effective items:

(a)           this Agreement;

(b)           the Related Agreements to which the Buyer is a party, if any;

(c)           the Buyer Consents, if any;

(d)           a certificate in substantially the form attached hereto as Exhibit 6.2(d) (the “Buyer Certificate”) duly executed by the Buyer representing, warranting, and certifying to the Seller that, except as otherwise stated in the Buyer Certificate, each representation and warranty of the Buyer in this Agreement was true, accurate, and complete in all material respects on and as of the date of this Agreement and is true, accurate, and complete in all material respects on and as of the Closing Date to the same extent and with the same effect as if made on and as of the Closing Date (except for changes contemplated by this Agreement and except to the extent any such representation and warranty speaks of an earlier and/or later date and/or time, in which case such representation or warranty shall have been true, accurate, and complete in all material respects as of such earlier and/or later date and/or time);

(e)           copies, certified or otherwise identified to the reasonable satisfaction of the Seller, of all documents and items that the Seller shall reasonably request, if any, to carry out the intents and purposes of this Agreement, including, without limitation, a unanimous written consent of the board of directors (including, without limitation, the disinterested directors) of the Buyer, dated on or before the date hereof approving, authorizing, and adopting this Agreement, the Related Agreements, and the Contemplated Transactions, if any; and

(f)            the Purchase Price.

ARTICLE VII

TERMINATION

7.1           Termination Events.  This Agreement may, by written notice given prior to or at the Closing, be terminated:

(a)           by any party hereto if a material Breach of any provision of this Agreement has been committed by any other party or parties and such Breach has not been waived or cured by the appropriate party or parties before the Closing;

(b)           by the Buyer if any condition in Section 5.1 is or becomes impossible to fulfill or satisfy (other than through or as a result of any failure of the Buyer to comply with the obligations of the Buyer under this Agreement) and the Buyer has not waived any such condition on or before the Closing Date, or by the Seller, if any condition in Section 5.2 is or becomes impossible to fulfill or satisfy (other than through or as a result of any failure of the Seller to comply with the obligations of the Seller under this Agreement) and the Seller has not waived any such condition on or before the Closing Date;

(c)           by mutual consent of the Buyer and the Seller; or

(d)           by any party hereto if the Closing has not occurred (other than through or as a result of any failure of any party seeking to terminate this Agreement to comply with the obligations of such party under this Agreement) on or before January 20, 2004, or such earlier or later date as the parties hereto may agree upon.

7.2           Effect of Termination.  Each party’s right of termination under Section 7.1 is in addition to any other rights such party may have under this Agreement or otherwise, and the exercise of a right of termination shall not be an election of remedies.  If this Agreement is terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement shall terminate, except for the obligations in Article VIII and IX which shall survive; provided, however, that if this Agreement is terminated by any party because of the Breach of this Agreement by any other party or parties or because one (1) or more of the conditions to the terminating party’s obligations under this Agreement has not been satisfied as a result of any other party’s or parties’ failure to comply with the obligations of such party or parties under this Agreement, the terminating party’s right to pursue all legal remedies shall survive such termination unimpaired.

ARTICLE VIII

INDEMNIFICATION AND REMEDIES

8.1           Survival; Right to Indemnification Not Affected by Knowledge.  Any and all representations, warranties, agreements, covenants, and obligations in this Agreement, the Related Agreements, the Seller Certificate, the Certificate of Officer, and the Buyer Certificate shall survive the Closing, except for any representations, warranties, agreements, covenants, obligations, and/or other provisions in this Agreement that by their terms apply or are to be performed in whole or in part prior to or after the Closing Date (the “Date Specific Provisions”) which shall be governed by the terms of survival set forth in the Date Specific Provisions with respect only to such Date Specific Provisions.  Except as expressly set forth herein, the right to indemnification, reimbursement for, or payment of Buyer Damages or Seller Damages, as applicable, or other remedy based on any such representation, warranty, agreement, covenant, or obligation shall not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.  Except as expressly set forth herein, the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any agreement, covenant, or obligation, shall not affect the right to indemnification, reimbursement for, or payment of damages, or any other remedy based on such representation, warranty, agreement, covenant, and obligation.

8.2           Indemnification and Payment of Buyer Damages.  Subject to the provisions and limitations of this Article VIII, the Seller shall indemnify, hold harmless, and promptly reimburse the Buyer and any Representative and Affiliate of the Buyer (each, a “Buyer Indemnified Person,” and, collectively, the “Buyer Indemnified Persons”) for, and shall pay to the Buyer Indemnified Persons the amount of, any loss, liability, claim, damage (including, without limitation, punitive, incidental, consequential, and special damages, except to the extent provided in Section 8.6 of this Agreement), expense (including, without limitation, reasonable costs of investigation and defense and reasonable attorneys’ fees) or diminution of value, whether or not involving any third-party claim, actually suffered, incurred, or realized by such Buyer Indemnified Person (collectively, “Buyer Damages”), arising, directly or indirectly, from or in connection with:

(a)           any Breach of any representation or warranty made by the Seller in this Agreement, the Related Agreements, the Seller Certificate, or any other certificate or document delivered by the Seller pursuant to this Agreement;

(b)           any Breach of any representation or warranty made by the Seller in this Agreement as if such representation or warranty were made on and as of the Closing Date (except for changes contemplated by this Agreement and except to the extent any such representation or warranty speaks of an earlier and/or later date and/or time, in which case such representation or warranty shall have been true, accurate, and complete as of such earlier and/or later date and/or time), other than any such Breach that is expressly identified in the Seller Certificate as having caused the conditions specified in Sections 5.1.1 or 5.1.2, as applicable, not to be fulfilled and satisfied; or

(c)           any Breach by the Seller of any agreement, covenant, or obligation of the Seller in this Agreement or the Related Agreements.

If the Seller is obligated to indemnify or reimburse the Buyer pursuant to this Article VIII with respect to any Buyer Damages, the Buyer shall have the right and option in the Buyer’s sole and absolute discretion to offset and apply the amount of such indemnification or reimbursement against the Purchase Price payable by the Buyer to the Seller.

8.3           Indemnification and Payment of Seller Damages.  Subject to the provisions and limitations of this Article VIII, the Buyer shall indemnify, hold harmless, and promptly reimburse the Seller and any Representative and Affiliate of the Seller (each, a “Seller Indemnified Person,” and, collectively, the “Seller

Indemnified Persons”) for, and shall pay to the Seller Indemnified Persons the amount of, any loss, liability, claim, damage (including, without limitation, punitive, incidental, consequential, and special damages, except to the extent provided in Section 8.6 of this Agreement), expense (including, without limitation, reasonable costs of investigation and defense and reasonable attorneys’ fees) or diminution of value, whether or not involving any third-party claim, actually suffered, incurred, or realized by such Seller Indemnified Person (collectively, “Seller Damages”), arising, directly or indirectly, from or in connection with:

(a)           any Breach of any representation or warranty made by the Buyer in this Agreement, the Related Agreements, the Buyer Certificate, or any other certificate or document delivered by the Buyer pursuant to this Agreement;

(b)           any Breach of any representation or warranty made by the Buyer in this Agreement as if such representation or warranty were made on and as of the Closing Date (except for changes contemplated by this Agreement and except to the extent any such representation or warranty speaks of an earlier and/or later date and/or time, in which case such representation or warranty shall have been true, accurate, and complete as of such earlier and/or later date and/or time), other than any such Breach that is expressly identified in the Buyer Certificate as having caused the conditions specified in Sections 5.2.1 and 5.2.2 not to be fulfilled and satisfied; or

(c)           any Breach by the Buyer of any agreement, covenant, or obligation of the Buyer in this Agreement or the Related Agreements.

Subject to Section 8.6 of this Agreement, the indemnification provided in this Section 8.3 shall be the sole and exclusive remedy available to the Seller and any other Seller Indemnified Person for any Breach of this Agreement, the Related Agreements, or the Buyer Certificate by the Buyer.

8.4           Procedure for Indemnification of Third Party Claims.

(a)           Promptly after receipt by an indemnified party under Section 8.2 or 8.3 of notice of the commencement of any Proceeding against such indemnified party, such indemnified party shall, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim; provided, however, that the failure to notify the indemnifying party shall not relieve the indemnifying party of any liability that such indemnifying party may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party’s failure to give such notice.

(b)           If any Proceeding referred to in Section 8.4(a) is brought against an indemnified party and such indemnified party gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party shall be entitled to participate in such Proceeding and, to the extent that such indemnifying party wishes (unless (i) the indemnifying party is also a named party to such Proceeding and legal counsel to the indemnified party determines in good faith that joint representation would be inappropriate due to an ethical conflict or a material conflict of interest or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to competently defend such Proceeding and provide indemnification with respect to such Proceeding) to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party shall not, as long as such indemnifying party diligently conducts such defense, be liable to the indemnified party under this Article VIII for any fees of counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation.  If the indemnifying party assumes the defense of a Proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the consent of the indemnified party, which consent may not be unreasonably withheld, conditioned, or delayed, unless (A) there is no finding or admission of any violation of Legal Requirements and no effect on any other claims that may be made against the indemnified party and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party, and (ii) the indemnified party shall have no liability with respect to any compromise or settlement of such claims effected without the consent of such indemnified party.  If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within fifteen (15) days after the such notice is given, give notice to the indemnified party of the election of the indemnifying party to assume the defense of such Proceeding (or the indemnifying party is also a party to such Proceeding and legal counsel to the indemnified party determines in good faith that joint representation would be inappropriate due to an ethical conflict or a material conflict of interest or the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to competently defend such Proceeding and provide indemnification with respect to such Proceeding), the indemnified party shall be entitled to employ counsel to represent or defend the indemnified party in such Proceeding and the indemnifying party shall pay the reasonable fees and expenses of such counsel as incurred; provided, however, that the indemnifying party shall not be required to pay the fees and expenses of more than one (1) counsel for all indemnified parties in any jurisdiction in any single Proceeding.  In any Proceeding with respect to which indemnification is sought hereunder, the indemnified party or the indemnifying party, whichever is not assuming the defense of such Proceeding, shall have the right to participate therein and to retain its own counsel at such party’s own expense.  The indemnified party and the indemnifying party, as the case may be, shall at all times use Commercially Reasonable Efforts to keep the other party reasonably apprised of the status of the defense of any Proceeding, the defense of which such party is maintaining, and to cooperate in good faith with each other with respect to the defense of any such Proceeding.

(c)           Notwithstanding the foregoing, if legal counsel to an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may materially adversely affect such party or an Affiliate of such party other than as a result of monetary damages for which such party or such Affiliate of such party would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding; provided, however, that the indemnifying party shall not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without the consent of the indemnifying party (which may not be unreasonably withheld, conditioned, or delayed).

(d)           Each of the parties hereto hereby consents to the non-exclusive jurisdiction of any court in Dallas County, Texas in which a Proceeding is brought against any indemnified party for purposes of any claim that any indemnified party may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on parties hereto with respect to such a claim anywhere in the world.

8.5           Procedure for Indemnification of Other Claims.  A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

8.6           Indemnification Limits.  The indemnification obligations of the parties hereto pursuant to this Article VIII shall be limited to actual damages and shall not, except in the case of a willful Breach of this Agreement, include incidental, consequential, indirect, punitive, special, or exemplary damages, except that any incidental, consequential, indirect, punitive, special, or exemplary damages recovered by any third party against any party indemnified pursuant to this Article VIII shall be included in damages recoverable under such indemnity.  If any party is entitled to indemnification under more than one clause or subclause of this Article VIII with respect to any Buyer Damages or Seller Damages, then such party shall be entitled to only one indemnification or recovery of such Buyer Damages or Seller Damages to the extent such Buyer Damages or Seller Damages arise out of the same circumstances and events; it being understood that this sentence is solely to preclude a duplicate recovery by such party or recovery in excess of actual damages.

ARTICLE IX

MISCELLANEOUS

9.1           Fees and Expenses.  Except as otherwise expressly provided in this Agreement, whether or not the Contemplated Transactions hereby are consummated, each party hereto shall bear and pay any and all of the expenses of such party incurred in connection with the negotiation, preparation, execution, and performance of this Agreement, the Related Agreements, and the Contemplated Transactions, including, without limitation, any and all fees and expenses of any agent, Representative, attorney, accountant, and printer of such party.  In the event of any termination of this Agreement, the obligation of each party to pay the expenses of such party shall be subject to any right of such party arising from a Breach of this Agreement by any other party.  Notwithstanding anything to the contrary in this Section 9.1, the prevailing party in any dispute involving any Proceeding shall be entitled to recovery of any and all fees and expenses of such party, including, without, limitation, any and all reasonable fees and expenses of any attorney of such party, incurred in connection with such Proceeding.

9.2           Public Announcements.  No public announcement or similar publicity with respect to this Agreement, the Related Agreements, or the Contemplated Transactions shall be issued or made by any party without the prior written consent of the Buyer.

9.3           Notices.  All notices, consents, waivers, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given and received when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt) if a copy is mailed by registered mail (return receipt requested), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (return receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to another party):

If to the Seller:

Lite Vision Corporation
5th Floor, No. 539-3, Chung-Chen Road
Hsin-Tien City, Taipei Hsien, Taiwan

with a copy (which shall not constitute notice) to:

E.F. Lan
Justus Law Offices
10th Floor, No. 141, Sec. 3, Jen Ai Road
Taipei 106, Taiwan
Fax: 886.2.2772.0516

If to the Buyer:

Transit Vehicle Technology Investments Inc.
1255 W. 15th Street, Suite 200
Plano, Texas, United States 75075
Fax: 972.578.2230

with a copy (which shall not constitute notice) to:

Greg R. Samuel, Esq.
Haynes and Boone, LLP
901 Main Street, Suite 3100
Dallas, Texas 75202-3789
Fax: 214.200.0577

9.4           Jurisdiction; Service of Process.  Any action or other Proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Texas, County of Dallas, or, if such party has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, and each of the parties consents to the jurisdiction of such court(s) (and of the appropriate appellate courts) in any such action or other Proceeding and waives any objection to venue laid therein.  Process in any action or other Proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

9.5           Further Assurances.  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other parties may reasonably request for the purpose of carrying out the intent and purpose of this Agreement, the Related Agreements, the Contemplated Transactions, and any other documents contemplated by this Agreement.

9.6           Waiver.  Neither the failure to exercise, nor any delay by any party in exercising, any right, power, or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one (1) party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other parties, (b) no waiver that may be given by a party shall be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one (1) party shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement, the Related Agreements, or any other documents contemplated by this Agreement.

9.7           Entire Agreement; Modification.  This Agreement supersedes all prior agreements between the parties with respect to its subject matter (provided, however, that, notwithstanding anything to the contrary in this Agreement, this Agreement shall not impair or diminish any of the rights or obligations of any of the parties hereto pursuant to, supersede, or otherwise affect in any manner, the Related Agreements) and constitutes (along with the agreements and documents contemplated this Agreement) a complete and exclusive statement of the terms of the agreement by and among the parties hereto with respect to the subject matter of this Agreement.  This Agreement may not be amended except by a written agreement executed by any and all parties to be charged with or otherwise affected by any such amendment.

9.8           Assignments, Successors, and No Third-Party Rights.  No party may assign any of the rights or obligations of such party under this Agreement without the prior consent of the other parties, which shall not be unreasonably withheld, conditioned, or delayed.  Subject to the preceding sentence, this Agreement shall apply to, be binding in all respects upon, and inure to the benefit of the successors, heirs, personal representatives, and permitted assigns of the parties.  Nothing expressed or referred to in this Agreement shall be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and the successors, heirs, personal representatives, and permitted assigns of the parties hereto.

9.9           Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

9.10         Article and Section Headings; Construction.  The headings of Articles and Sections in this Agreement are provided for convenience only and shall not affect the construction or interpretation of this Agreement.  All references to “Article,” “Articles,” “Section,” or “Sections” refer to the corresponding Article, Articles, Section, or Sections of this Agreement.  All words used in this Agreement shall be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

9.11         Time of the Essence.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

9.12         Governing Law.  This Agreement shall be governed by, enforced under, and construed in accordance with the laws of the State of Texas without regard to conflicts of laws principles.

9.13         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one (1) and the same agreement.

Remainder of Page Intentionally Left Blank.

Signature Page(s) To Follow.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stock Purchase Agreement effective as of the date first written above.

Transit Vehicle Technology Investments, Inc.

By:	/s/ Damon D. McDonald
Name:	Damon D. McDonald
Title:	Chief Operating Officer

Lite Vision Corporation

By:	/s/ Catherine Chang
Name:	Catherine Chang
Title:	Chief Executive Officer

[Signature Page No. 1 of 1 to Stock Purchase Agreement]

APPENDIX A

Definitions

“Accredited Investor” shall have the meaning assigned to such term in Rule 501(a) of Regulation D promulgated under the Securities Act.

“Affiliate” shall have the meaning assigned to such term in Rule 405 of the Securities Act.

“Agreement” shall have the meaning assigned to such term in the Preamble to this Agreement.

“Assignment of Registration Rights” shall mean that certain Assignment of Registration Rights dated the Closing Date executed by the Seller in substantially the form attached hereto as Exhibit A.

“Board Resolutions” shall have the meaning assigned to such term in Section 6.1(e)(i).

“Breach” of a representation, warranty, covenant, obligation, or other provision of this Agreement or any document or instrument delivered pursuant to this Agreement shall be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

“Business Day” or “Business Days” shall mean a day or days other than a Saturday or Sunday on which trading occurs on The Nasdaq SmallCap MarketSM.

“Buyer” shall have the meaning assigned to such term in the Preamble to this Agreement.

“Buyer Certificate” shall have the meaning assigned to such term in Section 6.2(d).

“Buyer Consents” shall have the meaning assigned to such term in Section 3.2.4.

“Buyer Damages” shall have the meaning assigned to such term in Section 8.2.

“Buyer Disclosure Schedule” shall have the meaning assigned to such term in Section 3.2.

“Buyer Document” and “Buyer Documents” shall have the meaning assigned to such term in Section 3.2.2(a).

“Buyer Indemnified Person” and “Buyer Indemnified Persons” shall have the meaning assigned to such term in Section 8.2.

“Certificate of Officer” shall have the meaning assigned to such term in Section 6.1(e)(ii).

“Closing” shall mean the consummation of the Contemplated Transactions.

“Closing Date” shall mean the date on which the Closing occurs.

“Commercially Reasonable Efforts” shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved in a reasonably expeditious manner without undue or unreasonable expense or hardship; provided, however, that an obligation to use Commercially Reasonable Efforts under this Agreement shall not require any Person subject to such obligation to institute or prosecute any Proceeding or take any action that would be likely to result in a

Material Adverse Effect in or to the benefits to such Person of this Agreement, any Related Agreement, or any Contemplated Transaction.

“Common Stock” shall have the meaning assigned to such term in the Recitals of this Agreement.

“Company” shall have the meaning assigned to such term in the Recitals of this Agreement.

“Consent” shall mean any approval, consent, license, permit, waiver, order, or ratification, including, without limitation, any of the foregoing issued, granted, given, or otherwise made available by, or under the authority of, any Governmental Authority or pursuant to any Legal Requirement.

“Contemplated Transaction” and “Contemplated Transactions” shall mean each and all of the transactions contemplated by this Agreement and the Related Agreements, including, without limitation, (a) the sale of the Shares by the Seller to the Buyer and the purchase of the Shares by the Buyer from the Seller, (b) the execution, delivery, and performance of the Related Agreements, (c) the performance by the Seller and the Buyer of any and all covenants and obligations of such party under this Agreement, and (d) the acquisition and ownership of the Shares by the Buyer.

“Contract” shall mean any agreement, contract, lease, indenture, obligation, promise, instrument, obligation, arrangement, or undertaking (whether written or oral and whether express or implied) that is legally binding.

“Encumbrance” and “Encumbrances” shall mean any claim, community property interest, condition, equitable interest, Lien, encumbrance, option, pledge, security interest, right of first refusal, preemptive right or similar right, or restriction of any kind, character, or nature, including, without limitation, any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, but excluding any restriction on transfer imposed by applicable foreign, federal, or state securities laws.

“Equitable Defense” and “Equitable Defenses” shall mean (whether applied in a proceeding at law or in equity) any bankruptcy, insolvency, reorganization, moratorium, or similar law(s) affecting enforcement of creditors’ rights generally or general principles of equity.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Governmental Authority” shall mean any (a) national, federal, state, local, county, municipal, city, town, village, district, foreign, or other government or jurisdiction of any kind, character, or nature whatsoever, (b) governmental or quasi-governmental authority of any nature (including, without limitation, any court, judge, tribunal, agency, branch, department, commission, board, bureau, official, administrator, regulator, legislator, instrumentality, arbitrator, or mediator), (c) multi-national organization or body, or (d) Person or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any kind, character, or nature whatsoever.

“Knowledge” shall mean the knowledge of a Person (and such Person shall be deemed to have “Known” or “Knowledge” of a particular fact or matter), if such Person is actually, or should be, aware of such fact or matter; provided, however, that a Person (other than an individual) shall be deemed to have “Known” or “Knowledge” of a particular fact or matter if any individual who is serving, or who has at any time served, as a director or officer of such Person (or in any similar capacity) has, at any time had, or should have had, Knowledge of such fact or matter.

“Legal Requirement” shall mean any national, federal, state, local, municipal, foreign, international, multinational, or other administrative statute, law, rule, regulation, Order, ordinance, principle of common law, treaty, constitution, or Organizational Document.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, security interest, or encumbrance of any nature whatsoever but shall exclude ordinary utility and other similar easements of record that do not materially interfere with the use of real property.

“Material Adverse Effect” shall mean, with respect to any Person, any event, condition, fact, circumstance, violation, inaccuracy, or matter (and such event, condition, fact, circumstance, violation, inaccuracy, or other matter shall be deemed to have a “Material Adverse Effect” on such Person), if such event, condition, fact, circumstance, violation, inaccuracy, or matter (either individually or considered together with any other event(s), condition(s), fact(s), circumstance(s), violation(s), inaccuracy or inaccuracies, and matters) had, has, or would reasonably be expected to have, a material adverse effect on (i) such Person, (ii) the business, financial condition, securities, capitalization, assets (considered in the aggregate and not individually), liabilities (considered in the aggregate and not individually), operations, or result(s) of operations of such Person, or (iii) the ability of such Person to consummate this Agreement, the Related Agreements, or any Contemplated Transaction or to perform any obligation of such Person under this Agreement or the Related Agreements.

“Mutual Release Agreement” shall mean that certain Mutual Release Agreement dated the Closing Date by and among the Buyer and the Seller in substantially the form attached hereto as Exhibit B.

“Order” shall mean any order, including, without limitation, any permanent or temporary restraining order, award, decision, injunction, writ, judgment, settlement, ruling, subpoena, decree, or verdict entered, issued, made, or rendered by any Governmental Authority.

“Ordinary Course of Business” shall mean, with respect to any Person, any action (and such action shall be deemed to have been taken in the “Ordinary Course of Business” of such Person) if such action is consistent in all material respects with the past business practices of such Person.

“Organizational Document” or “Organizational Documents” shall mean (a) the articles or certificate of incorporation and the bylaws of a corporation, (b) the partnership agreement and any statement of partnership of a general partnership, (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (d) the limited liability company agreement or regulations and the certificate of formation or articles of organization of a limited liability company, (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person, and (f) any amendment to or restatement of any of the foregoing.

“Permitted Lien” or “Permitted Liens” shall mean (a) any Lien for Taxes not yet due and payable or contested in good faith by appropriate Proceedings, (b) any Lien described as a “Permitted Lien” in a disclosure schedule, (c) any Lien of mechanics, materialmen, laborers, warehousemen, carriers, and other similar common law or statutory liens which are not yet due and payable or are being contested in good faith, (d) zoning, entitlement, land use, environmental and other regulation by governmental agencies, (e) any Liens that may arise or be created after the date of this Agreement that are incidental to the conduct of the business of the Seller in the Ordinary Course of Business of the Seller, (f) any Lien granted to any lenders prior to the date hereof for obligations set forth in a disclosure schedule, (g) any Lien arising by virtue of this Agreement or any Related Agreement or pursuant to a Permitted Transaction, and (h) other Liens and defects in title which do not, individually or in the aggregate, materially interfere with the use of the properties or materially detract from their value.

“Permitted Transactions” shall mean (a) the Contemplated Transactions and (b) any transactions between the Buyer, on the one hand, and the Seller, on the other hand.

“Person” shall mean any individual, sole proprietorship, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, entity, or Governmental Authority.

“Proceeding” shall mean any formal or informal action, arbitration, mediation, dispute resolution, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) in, commenced, brought, conducted, or heard by or before, or otherwise involving, any judge, court, arbitrator, mediator, or Governmental Authority of any kind, character, or nature.

“Purchase Price” shall have the meaning assigned to such term in Section 2.1.

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement attached hereto as Exhibit C.

“Related Agreement” and “Related Agreements” shall mean each, and, collectively, all of the Mutual Release Agreement, the Assignment of Registration Rights, and any and all other agreements, Contracts, documents, and/or instruments executed and delivered pursuant to and in accordance with this Agreement.

“Representative” or “Representatives” shall mean, with respect to any Person, any or all directors, officers, employees, agents, or representatives of such Person, including, without limitation, any legal counsel or accountant.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller” shall have the meaning assigned to such term in the Preamble to this Agreement.

“Seller Certificate” shall have the meaning assigned to such term in Section 6.1(d).

“Seller Consents” shall have the meaning assigned to such term in Section 3.1.4.

“Seller Damages” shall have the meaning assigned to such term in Section 8.3.

“Seller Disclosure Schedule” shall have the meaning assigned to such term in Section 3.1.

“Seller Document” and “Seller Documents” shall have the meaning assigned to such term in Section 3.1.2(a).

“Seller Indemnified Person” and “Seller Indemnified Persons” shall have the meaning assigned to such term in Section 8.3.

“Seller Opinion” shall have the meaning assigned to such term in Section 5.1.12.

“Seller Right” and “Seller Rights” shall have the meaning assigned to such term in Section 3.1.8.

“Shares” shall have the meaning assigned to such term in the Recitals of this Agreement.

“Stock Certificate” and “Stock Certificates” shall have the meaning assigned to such term in Section 6.1(f).

“Stock Power” shall have the meaning assigned to such term in Section 6.1(f).

“Tax” or “Taxes” shall mean all federal, state, local, foreign and other governmental or quasi-governmental net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, service, service use, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, property, windfall profits, customs, duties or other taxes, fees and assessments or charges of any kind whatever in the nature of taxes, together with any interest and any penalties, additions to tax or additional amounts with respect thereto.

“Threatened” shall mean any event, statement, demand, claim, Proceeding, dispute, circumstance, or matter (and such event, statement, demand, claim, Proceeding, dispute, circumstance, or matter shall be deemed to have been “Threatened”), if such event, statement, demand, claim, Proceeding, dispute, circumstance, or matter has occurred or been made, asserted, commenced, taken, or pursued (in writing) or any written notice of such event, statement, demand, claim, Proceeding, dispute, circumstance, or matter has been given, in each case, to an officer or director of the subject Person.

EXHIBIT A

Form of Assignment of Registration Rights

[ATTACHED]

ASSIGNMENT OF REGISTRATION RIGHTS

The undersigned, for value received and pursuant to the terms and conditions of that certain Stock Purchase Agreement dated January 15, 2004 by and between Transit Vehicle Technology Investments, Inc., a Texas corporation (the “Buyer”), and the undersigned, does hereby sell, assign, transfer, and convey to the Buyer and its heirs, administrators, representatives, successors, and assigns, all rights, title, and interests of the undersigned in, to, and under any registration rights agreements or similar agreements relating to, concerning, or otherwise affecting the 500,000 issued and outstanding shares of common stock, par value $0.10 per share, of Digital Recorders, Inc., a North Carolina corporation, previously owned and subsequently sold, assigned, transferred, and conveyed by the undersigned to the Buyer as of January 15, 2004, including, without limitation, that certain Registration Rights Agreement attached hereto as Exhibit A.

This Assignment of Registration Rights shall be governed by and construed in accordance with the substantive laws of the State of Texas without regard to conflict of laws principles.

Dated as of January 15, 2004.

Lite Vision Corporation

By:
Name:
Title:

EXHIBIT A

Registration Rights Agreement

[ATTACHED]

EXHIBIT B

Form of Mutual Release Agreement

[ATTACHED]

MUTUAL RELEASE AGREEMENT

THIS MUTUAL RELEASE AGREEMENT (this “Agreement”) is made and effective as of January 15, 2004 by and between Transit Vehicle Technology Investments, Inc., a Texas corporation (the “Buyer”),  and Lite Vision Corporation, a Taiwan company (the “Seller”).

RECITALS

WHEREAS, the parties hereto have agreed to release each other from certain obligations and liabilities for potential disputes, claims, and/or causes of action which have arisen or may have arisen between any or all Buyer Releasing Parties (defined below), on one hand, and any or all Seller Parties (defined below), on the other hand, prior to the date of this Agreement;

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties, and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                       Release by the Seller.

(a)                                  The Seller, for and on behalf of the Seller and any and all of the officers, directors, employees, agents, representatives, shareholders (or other equity holders), controlled affiliates (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)), attorneys, and accountants of the Seller (including, without limitation, any employees, agents, representatives, heirs, assigns, trustees, beneficiaries, or executors of any of the foregoing) (each, a “Seller Releasing Party,” and, collectively, the “Seller Releasing Parties”), does hereby unconditionally and irrevocably release and forever discharge the Buyer and any and all of the officers, directors (including, without limitation, Damon D. McDonald), employees, agents, representatives, controlled affiliates (as such term is defined in Rule 405 promulgated under the Securities Act), attorneys, and accountants of the Buyer (including, without limitation, any employees, agents, representatives, heirs, assigns, trustees, beneficiaries, or executors of any of the foregoing) (each, a “Buyer Released Party,” and, collectively, the “Buyer Released Parties”), from any and all claims, counterclaims, set-offs, demands, remedies, suits, proceedings, causes of action, orders, obligations, contracts, agreements, debts, damages and liabilities of any kind, at common law, statutory or otherwise, whether now known or not, whether contingent or matured, whether suspected or unsuspected, currently existing or arising as of the date of this Agreement (each, a “Claim,” and, collectively, the “Claims”) which the Seller or any other Seller Releasing Party may have had or may now have directly or derivatively against any or all of the Buyer Released Parties based upon or arising out of any event, act, or omission, negligence or fault of any or all of the Buyer Released Parties that has occurred (or is alleged to have occurred) on or prior to the date of this Agreement, except as set forth in Section 3 of this Agreement.

(b)                                 Except as expressly provided in this Agreement, the Seller, for and on behalf of the  Seller and each other Seller Releasing Party, does hereby irrevocably covenant and agree to refrain from, directly or indirectly, asserting any Claim, or commencing, instituting, or causing to be commenced any proceeding of any kind, against any or all of the Buyer Released Parties based upon any matter released or purported to be released hereby.

(c)                                  The Seller, for and on behalf of the Seller and each other Seller Releasing Party, does hereby acknowledge, understand, and agree that the execution of this Agreement does not constitute in any manner whatsoever an admission of liability on the part of any party hereto for any matter(s) covered by this Agreement, and that such liability is specifically denied.

2.                                       Release by the Buyer.

(a)                                  The Buyer, for and on behalf of the Buyer and each other Buyer Released Party (each, a “Buyer Releasing  Party,” and, collectively, the “Buyer Releasing  Parties”), does hereby unconditionally and irrevocably release and forever discharge the Seller and each other Seller Releasing Party (each, a “Seller Released Party,” and, collectively, the “Seller Released Parties”), from any and all Claims which the Buyer or any other Buyer Releasing  Party may have had or may now have directly or derivatively against any or all of the Seller Released Parties based upon or arising out of any event, act, or omission, negligence or fault of any or all of the Seller Released Parties that has occurred (or is alleged to have occurred) on or prior to the date of this Agreement, except as set forth in Section 3 of this Agreement.

(b)                                 Except as expressly provided in this Agreement, the Buyer, for and on behalf of the Buyer and each other Buyer Releasing  Party, does hereby irrevocably covenant and agree to refrain from, directly or indirectly, asserting any Claim, or commencing, instituting or causing to be commenced any proceeding of any kind, against any or all of the Seller Released Parties based upon any matter released or purported to be released hereby.

(c)                                  The Buyer, for and on behalf of the Buyer and each other Buyer Releasing  Party, does hereby acknowledge, understand, and agree that the execution of this Agreement does not constitute in any manner whatsoever an admission of liability on the part of any party hereto for any matters covered by this Agreement, and that such liability is specifically denied.

3.                                       Additional Rights and Obligations.  Notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement shall not impair or diminish any of the rights or obligations of any of the parties pursuant to, nor shall anything herein operate as a release of any Claim that any party hereto may have against any other party hereto pursuant to, in connection with, under, resulting from, or relating to that certain Stock Purchase Agreement dated January 15, 2004 by and between the Buyer and the Seller (the “Stock Purchase Agreement”), any Related Agreement (as defined in the Stock Purchase Agreement), or any Contemplated Transaction (as defined in the Stock Purchase Agreement) (collectively, the “Excluded Existing Rights”).

4.                                       No Reliance on Other Statements and Binding Effect.  This Agreement (a) constitutes the entire agreement between the parties hereto relating to the subject matter hereof and (b) supersedes all previous understandings and agreements between the parties hereto relating to the subject matter hereof, both oral and written, except for the Excluded Existing Rights.  Each party to this Agreement expressly warrants and represents that, in entering into this Agreement, such party, as applicable, is not relying on any promise, agreement, or statement, whether oral or written, that is not set forth in this Agreement.  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and the Seller Released Parties, Seller Releasing Parties, Buyer Released Parties, and Buyer Releasing  Parties, any rights, remedies, obligations, or liabilities under or by reason of this Agreement and no person or entity who is not a party to this Agreement, other than the Seller Released Parties, Seller Releasing Parties, Buyer Released Parties, and Buyer Releasing  Parties may rely on the terms hereof.

5.                                       Entire Agreement.  This Agreement and the documents and instruments referenced herein and delivered pursuant to and in accordance with this Agreement set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated by this Agreement, and supersede and replace all other prior agreements, arrangements, and understandings related to the subject matter hereof.  No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto with respect to the subject matter hereof which is not embodied in this Agreement and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth with respect to the subject matter hereof.

6.                                       Amendment.  This Agreement may only be amended, modified, rescinded, waived, or terminated by a written agreement signed by each of the parties hereto.

7.                                       Assignment.  No party to this Agreement may assign the respective rights of such party or delegate the respective obligations of such party hereunder without the prior written consent of the other parties hereto.  Any such attempted assignment shall be null and void ab initio.

8.                                       Applicable Law.  This Agreement is made pursuant to, shall be construed and enforced under, and shall be conclusively deemed for all purposes to have been executed and delivered under the laws of the State of Texas without reference to conflicts of laws principles and is performable in Dallas County, Texas.

9.                                       Section Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.                                 Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

Remainder of Page Intentionally Left Blank.

Signature Page(s) to Follow.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Mutual Release Agreement effective as of the date first written above.

TRANSIT VEHICLE TECHNOLOGY INVESTMENTS, INC.

By:
Name:
Title:

LITE VISION CORPORATION

By:
Name:
Title:

[Signature Page No. 1 of 1 to Mutual Release Agreement]

EXHIBIT C

Registration Rights Agreement

[ATTACHED]

EXHIBIT 5.1.12

Form of Seller Opinion

1.                                       The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of incorporation of the Seller.

2.                                       No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of the Seller for the valid execution or delivery of the Stock Purchase Agreement or the Related Agreements to which the Seller is a party or the performance of the obligations of the Seller thereunder.

3.                                       The Seller has the requisite corporate power to execute, deliver and perform its obligations under the Stock Purchase Agreement and the Related Agreements to which the Seller is a party.  The execution and delivery of the Stock Purchase Agreement and the Related Agreements to which the Seller is a party by the Seller and the performance of the obligations of the Seller thereunder have been duly authorized by all necessary corporate action on the part of the Seller.  The Stock Purchase Agreement and the Related Agreements to which the Seller is a party have been duly executed and delivered by the Seller, and each constitutes a legal, valid, and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization or similar laws affecting the rights of creditors from time to time in effect and general principles of equity regardless of whether brought in an action at law or in equity (it being understood that we are not expressing any opinion as to the availability of equitable remedies) or the enforceability of any provisions of the Stock Purchase Agreement or the Related Agreements insofar as they may be limited by considerations of public policy.

4.                                       All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable and free of any preemptive rights.

EXHIBIT 6.1(d)

Form of Seller Certificate

[ATTACHED]

CLOSING CERTIFICATE

OF

THE SELLER

January 15, 2004

Pursuant to and in accordance with the provisions of Section 6.1(d) of that certain Stock Purchase Agreement (the “Stock Purchase Agreement”) dated January 15, 2004 by and between Transit Vehicle Technology Investments, Inc., a Texas corporation (the “Buyer”),  and Lite Vision Corporation, a Taiwan company (the “Seller”), the Seller, acting solely on its own behalf, does hereby represent, warrant, and certify to the Buyer as follows on and as of the Closing Date (each capitalized term used and not defined herein shall have the meaning assigned to such term in the Stock Purchase Agreement unless the context clearly requires otherwise):

1.                                       That each representation and warranty of the Seller in the Stock Purchase Agreement was true, accurate, and complete in all material respects on and as of the date of the Stock Purchase Agreement and is true, accurate, and complete in all material respects on and as of the Closing Date, in each case, to the same extent and with the same effect as if made on and as of the Closing Date (except for any change contemplated by the Stock Purchase Agreement and except to the extent that any such representation or warranty speaks of an earlier and/or later date and/or time, in which case such representation or warranty shall have been true, accurate, and complete in all material respects as of such date and/or time);

2.                                       That the Seller has fully performed and complied with and satisfied each agreement, covenant, obligation, and condition in the Stock Purchase Agreement that the Seller is or was required to perform or to comply with or satisfy on or before the Closing pursuant to the Stock Purchase Agreement (except to the extent that any such agreement, covenant, obligation, or condition speaks of an earlier and/or later date and/or time, in which case such agreement, covenant, obligation, or condition shall have been fully performed and complied with and satisfied in all material respects as of such date and/or time) in all material respects, including, without limitation, the execution and delivery by the Seller of each item required to be executed and delivered by the Seller pursuant to Article VI of the Stock Purchase Agreement; and

3.                                       That the undersigned signatory is authorized, in the capacity of the undersigned signatory as a duly elected or appointed and qualified and acting officer, partner, manager, member, trustee, or agent of the Seller, to execute and deliver this certificate on behalf of the Seller.

Remainder of Page Intentionally Left Blank.

Signature Page(s) To Follow.

IN WITNESS WHEREOF, the Seller has executed and delivered this Closing Certificate effective as of the date first written above.

Lite Vision Corporation

By:
Name:
Title:

[Signature Page No. 1 of 1 to Closing Certificate of the Seller]

EXHIBIT 6.1(e)(i)

Form of Board Resolutions

[ATTACHED]

CONFIRMATION OF THE RESOLUTIONS

OF THE BOARD OF DIRECTORS OF

LITE VISION CORPORATION

January 15, 2004

The undersigned, being all the members of the board of directors of Lite Vision Corporation, a Taiwan company (the “Seller”), hereby (i) confirm that the board of directors of the Seller (the “Board of Directors”) has adopted the following resolutions pursuant to and in accordance with the provisions of applicable law, (ii) confirm that the actions set forth in the following preambles and resolutions shall have the same force and effect as if taken at a duly constituted meeting of the Board of Directors, and (iii) direct that these adopted resolutions be filed with the minutes of the Seller as part of the permanent records of the Seller.

WHEREAS, the Board of Directors has proposed to consummate (a) that certain Stock Purchase Agreement dated January 15, 2004 by and between Transit Vehicle Technology Investments, Inc., a Texas corporation (the “Buyer”), and the Seller (the “Stock Purchase Agreement”) in substantially the form attached hereto as Exhibit A as presented to the undersigned, (b) the Related Agreements (as defined in the Stock Purchase Agreement), and (c) the Contemplated Transactions (as defined in the Stock Purchase Agreement); and

WHEREAS, the Board of Directors (a) deems and hereby declares it to be advisable, and in the best interest of and on terms fair to the Seller, to consummate (i) the Stock Purchase Agreement, (ii) the Related Agreements, and (iii) the Contemplated Transactions (collectively, the “Acquisition”), and (b) desires to authorize, approve, and adopt the Acquisition pursuant to and in accordance with the provisions of applicable law; now, therefore, be it

RESOLVED, that the Acquisition and the forms, terms, and provisions of  the Stock Purchase Agreement and the Related Agreements be, and the same hereby are, authorized, approved, and adopted in all respects and pursuant to and in accordance with applicable law; and, be it

FURTHER RESOLVED, that each officer of the Seller (including, without limitation, Catherine Chang, in her capacity as the duly appointed and acting Chief Executive Officer of the Seller) be, and the same hereby is/are, authorized, empowered, and directed for, in the name of, and on behalf of the Seller to execute, deliver, and perform the obligations of the Seller under the Stock Purchase Agreement and the Related Agreements and to do all other acts, take all actions and prepare all other papers, instruments and documents in connection therewith which they, in their sole discretion, deem proper in order to accomplish and carry out the intents and purposes of the foregoing resolutions, and any and all actions previously carried out in accordance herewith be, and they hereby are, ratified, confirmed, approved, and adopted as the official acts and deeds of the Seller.

Remainder of Page Intentionally Left Blank.

Signature Page(s) to Follow.

IN WITNESS WHEREOF, the undersigned, being all the members of the board of directors of Lite Vision Corporation, have executed this Confirmation of the Resolutions of the Board of Directors of Lite Vision Corporation effective as of the date first written above.

Print Name:

Print Name:

Print Name:

Print Name:

Print Name:

[Signature Page No. 1 of 1 to Confirmation of Resolutions]

EXHIBIT A

Stock Purchase Agreement

EXHIBIT 6.1(e)(ii)

Form of Certificate of Officer

[ATTACHED]

CERTIFICATE OF OFFICER

OF

LITE VISION CORPORATION

January 15, 2004

The undersigned, as an authorized officer of Lite Vision Corporation, a Taiwan company (the “Seller”), does hereby represent, warrant, and certify, on behalf of the undersigned and the Seller, to Transit Vehicle Technology Investments, Inc., a Texas corporation (the “Buyer”), with the understanding that the Buyer may rely upon the statements set forth hereinbelow in connection with that certain Stock Purchase Agreement dated January 15, 2004 by and between the Buyer and the Seller (the “Stock Purchase Agreement”), the Related Agreements (as defined in the Stock Purchase Agreement), and the Contemplated Transactions (as defined in the Stock Purchase Agreement) (collectively, the “Acquisition”) (any and all capitalized term(s) used and not defined herein shall have the meaning(s) assigned to such term(s) in the Stock Purchase Agreement), that:

1.             The undersigned is a duly elected and acting officer of the Seller and is authorized, in the capacity of the undersigned as an officer of the Seller, to execute and deliver this Certificate of Officer on behalf of the Seller.  This Certificate of Officer is being delivered in connection with the Stock Purchase Agreement, the Related Agreements, and the Contemplated Transactions.

2.             The articles of incorporation (or corresponding instrument) of the Seller attached hereto as Exhibit 2 are true, accurate, and complete in all respects, in full force and effect as of the date hereof, have not been altered, amended, modified, rescinded, repealed, restated, or revoked other than as set forth therein, and have been certified by the appropriate governmental authority of the jurisdiction of organization of the Seller.  No proposal for any amendment to the articles of incorporation (or corresponding instrument) of the Seller is currently pending before the board of directors (or corresponding body) or the shareholders (or corresponding parties) of the Seller.

3.             The bylaws (or corresponding instrument) of the Seller attached hereto as Exhibit 3 are true, accurate, and complete in all respects, in full force and effect as of the date hereof, and have not been altered, amended, modified, rescinded, repealed, restated, or revoked other than as set forth therein.  No proposal for any amendment to the bylaws (or corresponding instrument) of the Seller is currently pending before the board of directors (or corresponding body) or the shareholders (and/or corresponding, similar, or other interest holders) of the Seller.  The articles of incorporation (or corresponding instrument) and bylaws (or corresponding instrument) of the Seller are the only governing documents of the Seller.

4.             The minute books, stock transfer records, and other documents, books, and records of the Seller delivered to the Buyer by the Seller are true, accurate, and complete in all respects and include minutes and resolutions recording all actions of the board of directors (or corresponding body) and shareholders (and/or corresponding, similar, or other interest holders) of the Seller occurring on or prior to the date hereof.  The resolutions delivered to the Buyer by the Seller are true, accurate, and complete in all respects, are in full force and effect as of the date hereof, and have not been altered, amended, modified, rescinded, repealed, restated, or revoked other than as set forth therein.  No information, document, or written report provided to the Buyer by, in the name of, or on behalf of the Seller in connection with this Certificate of Officer or the Stock Purchase Agreement is inaccurate in any material respect, contains any untrue statement of, or omits to state a material fact necessary in order to make a statement made herein or therein, in light of the circumstances under which such statement was made, not misleading.

5.             A copy of the certificate of existence and good standing (or corresponding instrument) of the Seller, certified by the appropriate governmental authority of the jurisdiction of organization of the Seller, on the date specified on the face of the certificate, is attached hereto as Exhibit 5.

6.             The Seller is qualified to conduct the business of the Seller as a foreign corporation (or other entity, as applicable) and is in good standing in each jurisdiction wherein the character of any property or asset owned by or leased by or to the Seller or the nature or conduct of the business of the Seller makes such qualification necessary, except where the failure of the Seller to so qualify would not reasonably be expected to have a Material Adverse Effect on the Seller.

7.             The resolutions of the board of directors of the Seller attached hereto as Exhibit 7 have been duly adopted at a meeting (duly convened where a quorum of directors was present) of, or by the written consent of, the board of directors of the Seller, and such resolutions are true, accurate, and complete in all respects, are in full force and effect, and have not been altered, amended, modified, rescinded, repealed, or revoked other than as set forth therein.

8.             The following persons were and are (as of January 15, 2004) the duly elected or appointed, acting, and qualified holders of the identified office(s) of the Seller set forth opposite their respective names below and the signature set forth opposite their respective names below are their true and genuine signatures respectively:

Name

Title

Specimen Signature

The following individuals constituted and constitute all of the members of the board of directors of the Seller as of January 15, 2004:

Name	Title	Specimen Signature
Director
Director
Director
Director
Director

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Signature Page(s) to Follow.

IN WITNESS WHEREOF, the undersigned, as an authorized officer of Lite Vision Corporation, has executed and delivered this Certificate of Officer effective as of the date first written above.

LITE VISION CORPORATION

By:
Name:
Title:

By:
Name:
Title:

[Signature Page No. 1 of 1 to Certificate of Officer]

EXHIBIT 2

Articles of Incorporation

EXHIBIT 3

Bylaws

EXHIBIT 5

Certificate of Existence and Good Standing

EXHIBIT 7

Board Resolutions

EXHIBIT 6.1(f)

Form of Stock Power

[ATTACHED]

STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign, and transfer unto Transit Vehicle Technology Investments, Inc., a Texas corporation, five hundred thousand (500,000) shares of common stock, par value $0.10 per share (the “Shares”), of Digital Recorders, Inc., a North Carolina corporation (the “Corporation”), standing in the name of the undersigned on the books of the Corporation represented by Certificate No(s). 896, 897, and 901 delivered herewith and does hereby irrevocably constitute and appoint the Corporation as attorney for the undersigned to transfer the Shares on the books of the Corporation with full power of substitution in the premises.

Dated as of               , 200   .

LITE VISION CORPORATION

By:
Name:
Title:

EXHIBIT 6.2(d)

Form of Buyer Certificate

[ATTACHED]

CLOSING CERTIFICATE

OF

THE BUYER

January 15, 2004

Pursuant to and in accordance with the provisions of Section 6.2(d) of that certain Stock Purchase Agreement (the “Stock Purchase Agreement”) dated January 15, 2004 by and between Transit Vehicle Technology Investments, Inc., a Texas corporation (the “Buyer”),  and Lite Vision Corporation, a Taiwan company (the “Seller”), the Buyer, acting solely on its own behalf, does hereby represent, warrant, and certify to the Seller as follows on and as of the Closing Date (each capitalized term used and not defined herein shall have the meaning assigned to such term in the Stock Purchase Agreement unless the context clearly requires otherwise):

1.             That each representation and warranty of the Buyer in the Stock Purchase Agreement was true, accurate, and complete in all material respects on and as of the date of the Stock Purchase Agreement and is true, accurate, and complete in all material respects on and as of the Closing Date, in each case, to the same extent and with the same effect as if made on and as of the Closing Date (except for any change contemplated by the Stock Purchase Agreement and except to the extent that any such representation or warranty speaks of an earlier and/or later date and/or time, in which case such representation or warranty shall have been true, accurate, and complete in all material respects as of such date and/or time);

2.             That the Buyer has fully performed and complied with and satisfied each agreement, covenant, obligation, and condition in the Stock Purchase Agreement that the Buyer is or was required to perform or to comply with or satisfy on or before the Closing pursuant to the Stock Purchase Agreement (except to the extent that any such agreement, covenant, obligation, or condition speaks of an earlier and/or later date and/or time, in which case such agreement, covenant, obligation, or condition shall have been fully performed and complied with and satisfied in all material respects as of such date and/or time) in all material respects, including, without limitation, the execution and delivery by the Buyer of each item required to be executed and delivered by the Buyer pursuant to Article VI of the Stock Purchase Agreement; and

3.             That the undersigned signatory is authorized, in the capacity of the undersigned signatory as a duly elected or appointed and qualified and acting officer, partner, manager, member, trustee, or agent of the Buyer, to execute and deliver this certificate on behalf of the Buyer.

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Signature Page(s) To Follow.

IN WITNESS WHEREOF, the Buyer has executed and delivered this Closing Certificate effective as of the date first written above.

TRANSIT VEHICLE TECHNOLOGY INVESTMENTS, INC.

By:
Name:
Title:

[Signature Page No. 1 of 1 to Closing Certificate of the Buyer]